                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           THE LAMSON & SESSIONS CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               LAMSON & SESSIONS

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                                                                  March 31, 2005

To Our Shareholders:

     On behalf of the Board of Directors and management of Lamson & Sessions, I cordially invite you to attend the 2005 Annual Meeting of Lamson's shareholders to be held on Friday, April 29, 2005, at 9:00 a.m., local time, at the Wyndham Cleveland Hotel, 1260 Euclid Avenue, Cleveland, Ohio 44115.

     At this meeting, shareholders are expected to elect three directors for a three-year term ending in 2008.

     In addition, there will be a report on current developments in the Company and an opportunity for questions of general interest to shareholders.

     It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend the Annual Meeting in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided or give your proxy by telephone or over the Internet by following the instructions on the proxy card.

                                            Sincerely,

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

                               LAMSON & SESSIONS

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                 NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 29, 2005

     Notice is hereby given that the Annual Meeting of Shareholders of The Lamson & Sessions Co. will be held at the Wyndham Cleveland Hotel, 1260 Euclid Avenue, Cleveland, Ohio 44115 on April 29, 2005, beginning at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

     1. The election of three Class III directors for three-year terms expiring in 2008; and

     2. Any other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

     If you were a shareholder of record at the close of business on March 3, 2005, you are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponements thereof.

     By order of the Board of Directors.

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

March 31, 2005

                             ---------------------

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND, SO THAT YOUR VOTE WILL BE COUNTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE RETURN ENVELOPE ENCLOSED, OR GIVE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

                               LAMSON & SESSIONS

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 2005

                 DATE OF THE PROXY STATEMENT -- MARCH 31, 2005

                              GENERAL INFORMATION

INFORMATION ABOUT THE ANNUAL MEETING

     Our Annual Meeting will be held on Friday, April 29, 2005 at 9:00 a.m., local time, at the Wyndham Cleveland Hotel, 1260 Euclid Avenue, Cleveland, Ohio 44115.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you this Proxy Statement and the enclosed proxy card because Lamson's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. If you own Lamson common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Lamson's Shareholder Relations Department at (216) 464-3400. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and which is designed to assist you in voting your shares. On or about March 31, 2005, we began mailing this Proxy Statement and the enclosed proxy card to all shareholders of record at the close of business on March 3, 2005.

WHAT YOU MAY VOTE ON AT THE ANNUAL MEETING

     The election of three directors in Class III, with terms expiring in 2008.

     The Board recommends that you vote FOR each of the nominees for director.

     The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the election of directors. However, if any other matter properly comes before the Annual Meeting, the individuals named on the enclosed proxy card ("proxies") will act on such proposal in their discretion.

INFORMATION ABOUT VOTING

     Shareholders can vote on matters presented at the Annual Meeting in four ways:

     (a) By Proxy. You can vote by signing, dating and returning the enclosed proxy card. If you do this, the proxies will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director. If you do not indicate instructions on the card, your shares will be voted FOR the election of the directors.

     (b) By Telephone. After reading the proxy materials and with your proxy and voting instruction form in front of you, you may call the toll-free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

     (c) Over the Internet. After reading the proxy materials and with your proxy and voting instruction form in front of you, you may use your computer to access the Web site http://www.votefast.com. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

     (d) In Person. You may attend the Annual Meeting and cast your vote in person.

         The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

     You may revoke your proxy at any time before it is exercised by sending a written notice (or other verifiable form of communication) of revocation to Lamson's Secretary, James J. Abel, prior to the Annual Meeting, or by submitting a later-dated proxy to the Company.

     Each share of Lamson common stock is entitled to one vote. As of the record date, March 3, 2005, there were 14,060,997 shares of common stock outstanding.

CUMULATIVE VOTING

     Each shareholder has the right to vote cumulatively subject to the following notice provisions. Notice that cumulative voting is desired must be given to the President, a Vice President or the Secretary of Lamson at least forty-eight hours before the Annual Meeting. At the start of the Annual Meeting, Lamson's Chairman or Secretary or the shareholder giving such notice must announce notice was given that cumulative voting is desired. If the notice is properly given, each shareholder will have the right to cumulate his or her voting power and cast all of his or her votes for one or more of the nominees. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them in such manner and in their discretion so as to elect as many as possible of the three nominees in Class III.

INFORMATION REGARDING TABULATION OF THE VOTE

     Lamson's policy is that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Representatives of National City Bank will tabulate votes and act as Inspectors of Election at the Annual Meeting.

QUORUM REQUIREMENT

     A quorum of shareholders is necessary to hold a valid meeting. Under Lamson's Amended Code of Regulations, if shareholders holding 75% of the voting power are present in person or by proxy, a quorum will exist to elect directors at the meeting. For all other business that may be properly conducted at the Annual Meeting, the holders of common stock entitled to exercise two-thirds of the voting power of the Company, present in person or by proxy, shall constitute a quorum. Abstentions are counted as present for establishing a quorum but broker non-votes are not. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

     The holders of a majority of the voting power represented at the Annual Meeting, whether or not a quorum is present, may adjourn the meeting without notice other than by announcement at the meeting of the date, time and location at which the meeting will be reconvened.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

Election of Directors

     The three nominees for director receiving the greatest number of votes will be elected at the meeting. Abstentions and broker non-votes will have no effect on the result of the vote on the election of directors.

Other Matters

     The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the election of directors discussed in this Proxy Statement. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

REVOCATION OF PROXIES

     If you give a proxy (either by mailing your proxy card, by telephone or over the Internet), you may revoke it at any time before it is exercised by giving notice to Lamson's Secretary in writing or by means of other verifiable communication prior to the Annual Meeting or by submitting a later-dated proxy to the Company.

COSTS OF PROXY SOLICITATION

     Lamson will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telephone or personal interview by an officer or regular employee of the Company. Lamson will also ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies, and reimburse them for expenses. In addition, Lamson has also retained Georgeson Shareholder Communications, Inc. to aid in the distribution and solicitation of proxies and has agreed to pay Georgeson a fee of approximately $6,500, plus reasonable expenses.

                INFORMATION ABOUT LAMSON COMMON STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth as of December 31, 2004 (except as otherwise noted), all persons (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) we know to be "beneficial owners" of more than five percent of Lamson's outstanding common stock, other than directors or officers of Lamson. This information is based on reports filed with the Securities and Exchange Commission ("SEC") by each of the individuals or firms listed in the table below. If you wish, you may obtain these reports from the SEC.

                                                       AMOUNT AND
                                                       NATURE OF
                  NAME AND ADDRESS                     BENEFICIAL    PERCENT
                OF BENEFICIAL OWNER                   OWNERSHIP(1)   OF CLASS
                -------------------                   ------------   --------
Gabelli Funds, Inc., et al.                            1,820,000(2)    13.1%
c/o Gabelli Asset Management, Inc.
  One Corporate Center
  Rye, New York 10580


Farhad Fred Ebrahimi                                   1,633,500(3)    11.8%
  475 Circle Drive
  Denver, Colorado 80206


Royce & Associates, LLC                                  899,800(4)     6.5%
  1414 Avenue of the Americas
  New York, New York 10019


The Lamson & Sessions Co.                                860,856(5)     6.2%
  Investment Trust for Retirement Trusts
  25701 Science Park Drive
  Cleveland, Ohio 44122

---------------

(1) "Beneficial Ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Lamson common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(2) Mario J. Gabelli, Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one acts as chief investment officer reported the ownership of such shares on a Schedule 13F, which was filed with the SEC on February 11, 2005.

(3) Farhad Fred Ebrahimi reported the beneficial ownership of such shares on a Form 4, which was filed with the SEC on January 8, 2004.

(4) Royce & Associates, LLC, a registered investment advisor, reported the beneficial ownership of such shares on a Schedule 13G, which was filed with the SEC on January 31, 2005.

(5) The Lamson & Sessions Co. Investment Trust for Retirement Trusts reported the ownership of such shares (as of December 31, 2001) on a Schedule 13G/A, which was filed with the SEC on March 19, 2002.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table sets forth, as of March 18, 2005, the beneficial ownership of Lamson's common stock by each of its five most highly-compensated executive officers (the "Named Executive Officers") and each director individually, and the percent of cumulative beneficial ownership of all executive officers and directors as a group.

                                                          AMOUNT AND NATURE
                                                            OF BENEFICIAL     PERCENT OF
NAME                                                       OWNERSHIP(1)(2)      CLASS
----                                                      -----------------   ----------
John B. Schulze                                                 973,639          6.03
James J. Abel                                                   479,434          2.97
Donald A. Gutierrez                                             156,876             *
Norman P. Sutterer                                              170,431          1.06
Albert J. Catani, II                                            114,822             *
James T. Bartlett                                                66,524             *
Francis H. Beam, Jr.                                             36,857             *
Martin J. Cleary                                                 44,000             *
William H. Coquillette                                           49,895             *
John C. Dannemiller                                              85,567             *
George R. Hill                                                   89,090             *
A. Malachi Mixon, III                                           117,311             *
D. Van Skilling                                                  98,616             *
All executive officers and directors as a group
  (17 persons)                                                2,813,281         17.42

* Less than 1 percent.


---------------

(1) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 17, 2005 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 621,667; Mr. Abel -- 274,667; Mr.
    Gutierrez -- 133,667; Mr. Sutterer -- 126,334, Mr. Catani -- 92,500 and all other directors and executive officers as a group--341,751.

(2) Includes shares held jointly or in the name of the director's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 30,700 shares owned by his wife, to which he has disclaimed beneficial ownership. No other director or executive officer has disclaimed beneficial ownership of any shares.

                             ELECTION OF DIRECTORS

Nominees for Directors

     The Board of Directors currently has ten members and is divided into three classes. At least a majority of the Board must satisfy the independence criteria established by the SEC and the New York Stock Exchange (the "NYSE"). Class III currently consists of three members, Class I currently consists of four members and Class II currently consists of three members. A single class of directors is elected by the shareholders annually for a three-year term. The terms of the following Class III directors expire at the Annual Meeting: James J. Abel, A Malachi Mixon, III and John B. Schulze. For election as Class III directors at the Annual Meeting, the Governance, Nominating and Compensation Committee has recommended, and the Board of Directors has approved, the re-nomination of Mr. Abel, Mr. Mixon and Mr. Schulze to serve as directors for the three-year term of office which will expire at the Annual Meeting of Shareholders in 2008. Each director elected will serve until the term of office of the class to which he is elected expires and until the election and qualification of his successor.

     The directors to be elected will be elected by a plurality of the votes cast for directors. It is the intention of the persons named in the enclosed proxy to vote such proxy as specified and, if no specification is made, to vote such proxy for the election of Messrs. Abel, Mixon and Schulze as Class III directors. The Board of Directors recommends that you vote FOR the three nominees for director.

     The Board of Directors has no reason to believe that the persons nominated will not be available to serve. In the event that a vacancy among such original nominees occurs prior to the Annual Meeting, shares of common stock of Lamson (the "Common Shares") represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees.

     Listed below are the names of the three nominees for election to the Board of Directors in Class III, and those continuing directors in Classes II and I, who previously have been elected to terms which will expire in 2006 and 2007, respectively. Also listed is the year in which each individual first became a director of the Company, the individual's principal occupation, and certain other information, based in part on data submitted by the directors.

                      NOMINEES FOR ELECTION AT THE MEETING

                    NAME, AGE                                                       YEAR FIRST
              PRINCIPAL OCCUPATION                                                   BECAME A
                 AND BUSINESS(1)                    OTHER DIRECTORSHIPS              DIRECTOR
              --------------------                  -------------------             ----------
CLASS III: TERM EXPIRES IN 2008 IF ELECTED AT THE ANNUAL MEETING
James J. Abel (59)                                  CPI Corp.                        2002
  Executive Vice President, Secretary, Treasurer
  and Chief Financial Officer of the Company

A. Malachi Mixon, III (64)                          Invacare Corporation             1990
  Chairman of the Board and Chief Executive         The Sherwin-Williams Company
  Officer, Invacare Corporation (Manufacturer and   Cleveland Clinic Foundation
  distributor of home healthcare products)

                    NAME, AGE                                                       YEAR FIRST
              PRINCIPAL OCCUPATION                                                   BECAME A
                 AND BUSINESS(1)                    OTHER DIRECTORSHIPS              DIRECTOR
              --------------------                  -------------------             ----------
John B. Schulze (67)                                None                             1984
  Chairman of the Board, President and Chief
  Executive Officer of the Company

                                     CONTINUING DIRECTORS

CLASS II: TERM EXPIRES IN 2006
John C. Dannemiller (66)                            U-Store-It                       1988
  Retired Chairman, Applied Industrial
  Technologies (Distributor of bearings, power
  transmission components and related products)

George R. Hill (63)                                 None                             1990
  Retired Senior Vice President, The Lubrizol
  Corporation (Full service supplier of
  performance chemicals and systems to worldwide
  transportation and industrial markets)

William H. Coquillette (55)                         None                             1997
  Partner, Jones Day (Law firm)

CLASS I: TERM EXPIRES IN 2007
James T. Bartlett (68)                              Keithley Instruments, Inc.       1997
  Advising Director, Primus Venture Partners        Oglebay Norton Company
  (Private investment firm)

Francis H. Beam, Jr. (69)                           None                             1990
  Retired President, Pepper Capital Corp.
  (Venture capital firm)

Martin J. Cleary (69)                               Guardian Life Insurance          1989
  Retired President and Chief Operating Officer,      Company of America
  The Richard E. Jacobs Group (Real estate          CBL & Associates Properties,
  developer)                                        Inc.

D. Van Skilling (71)                                First American Corporation       1989
  Retired Chairman and Chief Executive Officer,     American Business Bank
  Experian Information Solutions, Inc. (Supplier    McDATA Corporation
  of credit, marketing and real estate              Onvia, Inc.
  information and decision support systems)

---------------

(1) Each director and nominee either has held the position shown or has had other executive positions with the same employer or its subsidiary for more than five years.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors oversees the business and affairs of Lamson and monitors the performance of management. Non-management directors meet in executive session without management directors present at least quarterly. A presiding non-management director is selected by all of the non-management directors for each meeting. The Board met seven times during 2004. All of the Directors attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which they served in 2004. All members of the Board were present at the Company's 2004 Annual Meeting of Shareholders. All Board members are expected to attend the 2005 Annual Meeting of Shareholders.

     The Board has determined that to be considered independent, a director must meet the independence criteria set forth in the NYSE's listing requirements. That is, a director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits (or has the potential to impair or inhibit) a director's exercise of critical and disinterested judgment on behalf of the Company and its shareholders. In making its assessment of independence, the Board considers any and all material relationships not merely from the standpoint of the director, but also from that of persons or organizations with which the director has or has had an affiliation or those relationships which may be material, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board also considers whether a director is a former employee of the Company within the last five years. The Board consults with the Company's counsel to ensure that the Board's determinations with respect to the independence of directors are consistent with the NYSE listing requirements, as well as all relevant securities and other laws and regulations. Consistent with these considerations, the Board affirmatively has determined that the following directors are independent directors: James T. Bartlett, Francis H. Beam, Jr., Martin J. Cleary, John C. Dannemiller, George R. Hill, A. Malachi Mixon, III and D. Van Skilling.

     The Board has two standing committees: the Audit Committee and the Governance, Nominating and Compensation Committee. Each committee reports to the Board at the next meeting of the Board following a committee meeting. The Audit Committee and the Governance, Nominating and Compensation Committee held six and five meetings, respectively, in 2004.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     THE AUDIT COMMITTEE: The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists solely of independent directors (as currently required by the NYSE listing standards). Messrs. Beam (Chairman) and Cleary and Dr. Hill currently are the members of the Audit Committee. The functions of the Audit Committee include (i) appointing, retaining, overseeing and terminating the Company's independent registered public accounting firm, both external and internal, and pre-approving all auditing and non-auditing services to be performed by the independent auditors, (ii) reviewing the independence of the independent registered public accounting firm, (iii) reviewing the proposed audit programs (including both independent and internal audits) and the results of the independent and internal audits, (iv) reviewing and evaluating the adequacy of the Company's systems of internal accounting controls, (v) reviewing the recommendations of the independent registered public accounting firm, (vi) reviewing the quarterly and annual financial statements of the Company prior to the filing of such statements with the SEC, and (vii) reviewing such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Audit Committee, in its own discretion, may deem desirable in connection with the review functions described above. The functions of the Audit Committee are more fully described in its charter which is posted on the Company's Web site at www.lamson-sessions.com via the Investor Relations page. The Audit Committee meets privately with the independent audit groups for both internal and external audits and the Company's management at each of its meetings.

     THE GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE: The Governance, Nominating and Compensation Committee (the "Committee") consists solely of independent directors (as currently required by NYSE listing standards). Messrs. Skilling (Chairman), Bartlett, Beam, Dannemiller and Mixon currently are the members of the Committee. The Committee considers all material matters relating to the compensation policies and practices of the Company, and administers the Company's incentive plans and base salary policies as they relate to the executive officers of the Company. The Committee also (i) reviews and recommends candidates for election to the Board of Directors, (ii) recommends whether incumbent directors should be nominated for re-election to the Board, and (iii) recommends directors for appointment to any committee of the Board.

     The Committee identifies potential director candidates through various means, including recommendation from members of the Board of Directors and shareholders. With respect to any nominee recommended by a shareholder of the Company, a resume of the candidate's business experience and background should be directed in writing to the attention of Lamson's Secretary, 25701 Science Park Drive, Cleveland, OH 44122. The Company's Guidelines on Significant Corporate Issues contain Board membership criteria that apply to assessments by the Committee of potential nominees for a position on the Board. These Guidelines provide that in evaluating and recommending director candidates, the Committee consider a variety of factors, including experience, business judgment and industry knowledge. In addition, the Committee evaluates the candidate's qualifications in light of the needs of the Board and the Company at that time. Finally, the Company requires that at least a majority of its directors satisfy the independence criteria established by the NYSE Listing Requirements, any applicable SEC rules and the Board's criteria for independence described above. The Company's Guidelines on Significant Corporate Issues are posted on the Company's Web site at www.lamson-sessions.com via the Investor Relations page.

     The Committee also is responsible for developing and recommending corporate governance principles applicable to the Board in compliance with rules and regulations of the NYSE and the SEC. The functions of the Committee are more fully described in its charter which is also posted on the Company's Web site at www.lamson-sessions.com via the Investor Relations page.

COMMUNICATIONS WITH THE BOARD

     Shareholders may communicate with the Board, the non-employee directors as a group or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Secretary, The Lamson & Sessions Co., 25701 Science Park Drive, Cleveland, OH 44122. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All communications are compiled by the Secretary and forwarded to the Board or, if appropriate, a committee of the Board or the individual director(s).

COMPENSATION OF LAMSON'S DIRECTORS

     Directors who are employees of Lamson do not receive any separate fees or other remuneration for serving as a director of the Board. For fiscal year 2004, non-employee directors were each paid an annual retainer of $15,000 for their service on the Board of Directors, and received an additional fee of $1,500 for each Board meeting and $2,500 for each Committee meeting attended. Each of the Chairmen of the Audit Committee and the Governance, Nominating and Compensation Committee received an additional annual fee of $5,000. Directors may also participate in the Company's Deferred Compensation Plan for Non-Employee Directors (the "Plan"), under which directors may elect to defer their annual retainers and meeting fees. Under this Plan, deferred fees may be invested by the trustee, at a director's option, in either a money market fund or Common Shares of the Company. If a director elects to have this deferred compensation invested in Common Shares of the Company, the director will receive an additional sum equal to 25% of the deferred amount in the form of restricted shares issued from the Company's 1998 Incentive Equity Plan, as amended and restated as of April 30, 2004, (the "1998 Plan").

     Lamson's current non-employee directors are provided with certain retirement and death benefits under the Company's Outside Directors' Benefit Program (the "Program"). All current non-employee directors have completed an aggregate of one year of continuous service and are eligible to participate. The Program generally provides for normal retirement benefits payable upon retirement and completion of five years of continuous service. The Program also contains provisions for early retirement benefits, vested deferred retirement benefits, a "change in control" of the Company, disability retirement benefits and survivors' benefits upon the death of a participant. Participants in the Program, or their beneficiaries, are eligible to receive benefits in an amount equal to the annual retainer being paid to the participant for service as a non-employee director as of December 31, 2004, with such adjustments as are necessary based on the date of retirement or death. Retirement or death benefits under the Program are payable for a ten-year period on a quarterly basis, commencing upon the date of retirement or death. Either the participant, the participant's beneficiary or the Company can elect that such retirement or death benefits be paid in an actuarially-equivalent, lump-sum payment. In 2004, Lamson's Board of Directors "froze" the Program. As a result, only the current non-employee Directors are eligible to receive benefits under the Program, and any person not presently serving on the Board will not be entitled to participate in the Program.

     STOCK OPTION GRANTS TO NON-EMPLOYEE DIRECTORS: The 1998 Plan authorizes the grant of options to non-employee directors for the purchase of Common Shares. The 1998 Plan provides that each year on the Monday following the Annual Meeting of Shareholders, each individual elected, re-elected or continuing as a non-employee director automatically will receive a non-qualified option to purchase 4,000 Common Shares. The exercise price for such options is the average of the high and low prices at which the Common Shares traded on the NYSE on the date of grant. Options become exercisable one year after the date of grant and expire ten years after the date of the grant. Prior to April 30, 2004, such option grants were made to non-employee directors under Lamson's Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan expired on April 22, 2004 and no future grants will be made thereunder. As of January 1, 2005, there were options outstanding under the Directors Plan representing 113,000 shares of the Company's Common Stock. The options outstanding under the Directors Plan may be exercised pursuant to the terms of the stock option agreements, which expire on or before May 5, 2013.

     Options granted under the Directors Plan to a non-employee director must be exercised within 36 months of retirement as a director or within 12 months from the date a director resigns due to disability. Upon the death of a non-employee director, the director's legal representative or heirs will have twelve months from the date of death to exercise his stock options. However, in no event will options be exercisable after the expiration of the 10-year option period.

     If a director resigns, or ceases to serve as a non-employee director for any reason other than retirement, disability or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within ninety days after termination.

     In the event of a "change in control" of the Company (as defined in the Directors Plan and in the 1998 Plan), all stock options fully vest and become exercisable.

     Pursuant to the 1998 Plan, on May 3, 2004 each non-employee director was granted a non-qualified stock option to purchase 4,000 Common Shares at an exercise price of $6.545 per share. These stock options are scheduled to become exercisable on May 3, 2005.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned by each of the Named Executive Officers with respect to the fiscal year shown for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                             ------------------------------------
                                              ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                       ------------------------------------  ----------------------   -----------
                                                               OTHER         RESTRICTED  SECURITIES   PERFORMANCE    ALL OTHER
           NAME AND                                            ANNUAL          STOCK     UNDERLYING      UNIT       COMPENSATION
      PRINCIPAL POSITION        YEAR    SALARY     BONUS    COMPENSATION(5)  AWARDS(3)   OPTIONS(#)     PAYOUTS        (1)(2)
      ------------------        ----   --------   --------  ---------------  ----------  ----------   -----------   ------------
John B. Schulze...............  2004   $470,000   $541,400      $5,296        $   --      100,000       $   --        $35,858
  Chairman of the Board,        2003    450,000         --          --            --      100,000           --         31,080
  President and                 2002    450,000    232,280          --            --      100,000           --         30,652
  Chief Executive Officer

James J. Abel.................  2004    320,000    307,200       1,145            --       45,000           --         16,897
  Executive Vice President,     2003    302,000         --          --            --       40,000           --         14,242
  Secretary, Treasurer and      2002    302,000     97,425          --         6,495       40,000           --         46,031(3)
  Chief Financial Officer

Donald A. Gutierrez(4)........  2004    228,000    154,400         579           341       25,000           --         36,419(3)
  Senior Vice President         2003    221,000         --          --            --       25,000           --         16,531
                                2002    221,000     67,077          --         1,491       25,000           --         23,316(3)

Norman P. Sutterer(4).........  2004    203,000    134,700         690           297       25,000           --         33,766(3)
  Senior Vice President         2003    195,000         --          --            --       20,000           --         16,244
                                2002    185,000     57,294          --         1,273       20,000           --         21,887(3)

Albert J. Catani, II(4).......  2004    177,000    114,200       1,241            --       12,000           --         18,264
  Vice President                2003    173,000         --          --            --       12,000           --         16,001
                                2002    173,000     38,205          --         2,547       12,000           --         28,675(3)

---------------

(1) Amounts shown for 2004 include the cost (exclusive of tax reimbursement and gross-up) of split dollar insurance maintained by the Company to provide death benefits for Mr. Schulze, Mr. Abel, Mr. Gutierrez, Mr. Sutterer and Mr. Catani of $25,139, $6,178, $8,500, $8,047 and $16,500, respectively.

(2) Includes matching contributions up to 75% of the first 6% of an employee's compensation contributed to the Company's 401(k) Deferred Savings Plan with an additional 25% match based on the Company's profitability, which is available to all salaried employees. On February 17, 2004, the Governance, Nominating and Compensation Committee of the Board of Directors approved a

    25% match based upon the Company's financial performance for fiscal year 2004. The matching contributions made by the Company under the Plan to the accounts of: Mr. Schulze, Mr. Abel, Mr. Gutierrez, Mr. Sutterer and Mr. Catani in 2004 totaled $10,719, $10,719, $10,719, $10,719 and $1,764, respectively.

(3) Includes deferred compensation pursuant to Stock Ownership Guidelines for Executive Officers implemented by the Governance, Nominating and Compensation Committee of the Board of Directors. Pursuant to the Stock Ownership Guidelines, officers may elect to defer income earned in a fiscal year. However, the deferral for which the election is made does not occur until February following the end of the fiscal year specified by the officer's election, since bonuses for any fiscal year most recently ended are not approved by the Governance, Nominating and Compensation Committee until then. For fiscal year 2004, the income amounts deferred by Mr. Gutierrez and Mr. Sutterer were $17,200 and $15,000, respectively. For fiscal year 2003, there were no bonuses paid, therefore, no deferrals were possible in February 2004. For fiscal year 2002, the income amounts deferred by Mr. Abel, Mr. Gutierrez, Mr. Sutterer and Mr. Catani were $32,475, $7,453, $6,366 and $12,735, respectively, which were deferred in February 2003, upon approval of bonuses for fiscal year 2002 by the Governance, Nominating and Compensation Committee. In addition, for those officers who elect to defer a portion of their bonuses, the Company matches 20% of the deferred amounts in the form of restricted shares to these executives, issued from the 1998 Plan.

(4) Mr. Gutierrez and Mr. Sutterer are responsible for the business segments of Carlon and Lamson Home Products, respectively. Mr. Catani is responsible for the manufacturing operations of the Company.

(5) Reflects reimbursement of taxes resulting from participation in the split dollar insurance program.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers during fiscal year 2004 pursuant to the 1998 Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           GRANT DATE
                                                      INDIVIDUAL GRANTS                      VALUE
                                      --------------------------------------------------   ----------
                                       NUMBER OF
                                      SECURITIES     % OF TOTAL
                                      UNDERLYING      OPTIONS                                GRANT
                                        OPTIONS      GRANTED TO    EXERCISE                   DATE
                                        GRANTED     EMPLOYEES IN    PRICE     EXPIRATION    PRESENT
NAME                                    (#)(1)      FISCAL YEAR     ($/SH)       DATE       VALUE(2)
----                                  -----------   ------------   --------   ----------   ----------
John B. Schulze.....................    100,000        34.48%       $6.475     4/30/14      $340,000
James J. Abel.......................     45,000        15.52%        6.475     4/30/14       153,000
Donald A. Gutierrez.................     25,000         8.62%        6.475     4/30/14        85,000
Norman P. Sutterer..................     25,000         8.62%        6.475     4/30/14        85,000
Albert J. Catani, II................     12,000         4.14%        6.475     4/30/14        40,800

---------------

(1) Options are exercisable after April 30, 2005 and then only as follows: one-third on each anniversary of the grant date over three years, with the number of shares vested in each year rounded to the nearest whole share. In the event of a "change in control" of the Company (as defined in the 1998

    Plan), all stock options fully vest and become exercisable and all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding 60-day period.

(2) The present value determinations in this column were made pursuant to rules promulgated by the SEC using a Black-Scholes option pricing model and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, time of exercise and dividend yield. The Company determined the estimated values using volatility assumptions based on 113 months of stock prices; interest rate assumptions based on the five-year Treasury Strip Yield, as reported in The Wall Street Journal; a dividend yield assumption of zero; and an assumed time of exercise of the option of five years.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information about stock options exercised during fiscal year 2004 by the Named Executive Officers and the fiscal year-end values of unexercised options held by the Named Executive Officers. All of such options were granted under the Company's 1988 Incentive Equity Performance Plan and the 1998 Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                         OPTIONS HELD AT               OPTIONS HELD AT
                            SHARES                     JANUARY 1, 2005 (#)           JANUARY 1, 2005(1)
                         ACQUIRED ON     VALUE     ---------------------------   ---------------------------
NAME                     EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ------------   --------   -----------   -------------   -----------   -------------
John B. Schulze........       --          $--        635,000        200,000      $1,605,855      $806,500
James J. Abel..........       --           --        284,000         85,000         717,603       335,725
Donald A. Gutierrez....       --           --        117,000         50,000         322,322       201,625
Norman P. Sutterer.....       --           --        128,001         44,999         337,816       174,420
Albert J. Catani, II...       --           --         84,500         24,000         206,296        96,780

---------------

(1) Based on the closing price on the NYSE -- Composite Transactions of the Company's Common Shares on December 31, 2004 (the last trading day in fiscal year 2004) of $9.10.

PENSION BENEFITS

     The following table shows the estimated annual pension benefits under The Lamson & Sessions Co. Salaried Employees' Retirement Plan ("Lamson & Sessions Plan"), that would be payable to employees in various compensation classifications upon retirement at age sixty-five during the year 2004.

                     ANNUAL NORMAL RETIREMENT BENEFITS
                  FOR YEARS OF CREDITED SERVICE INDICATED
AVERAGE ANNUAL   -----------------------------------------
 COMPENSATION    15 YEARS   20 YEARS   25 YEARS   30 YEARS
--------------   --------   --------   --------   --------
   $100,000      $ 25,000   $ 33,333   $ 41,667   $ 50,000
    150,000        37,500     50,000     62,500     75,000
    200,000        50,000     66,667     83,333    100,000
    250,000        62,500     83,333    104,167    125,000
    300,000        75,000    100,000    125,000    150,000
    350,000        87,500    116,667    145,833    175,000
    400,000       100,000    133,333    166,667    200,000
    450,000       112,500    150,000    187,500    225,000
    500,000       125,000    166,668    208,333    250,000
    550,000       137,500    183,335    229,166    275,000
    600,000       150,000    200,000    250,000    300,000
    650,000       162,500    216,668    270,833    325,000
    700,000       175,000    233,335    291,666    350,000
    750,000       187,500    250,000    312,500    375,000
    800,000       200,000    266,668    333,333    400,000
    850,000       212,500    283,335    354,166    425,000
    900,000       225,000    300,000    375,000    450,000

     The amounts listed in the table are computed on a straight-life annuity basis and are subject to an offset for Social Security benefits. These amounts have been determined without regard to the maximum benefit limitations for defined benefit plans and the limitations on compensation imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Code places limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans such as the Lamson & Sessions Plan. For benefits accruing in plan years beginning after 1999, no more than $205,000 (indexed for inflation) in annual compensation may be taken into account. However, under the Supplemental Executive Retirement Plan agreements ("SERPs"), described below, participating executives will receive the amounts to which they otherwise would have been entitled under the Lamson & Sessions Plan provided they meet the terms of the applicable SERP.

     The amounts shown in the column under the heading "Average Annual Compensation" are based on the highest five consecutive years of compensation during the last ten years prior to retirement and include salary, overtime and bonuses, but exclude commissions and stock option awards. Normal retirement benefits under the Lamson & Sessions Plan are equal to the greater of (a) 50% of a participant's average annual compensation based on the highest five consecutive years during the last ten years prior to retirement less 50% of the participant's primary Social Security benefit or (b) $3,600 times a fraction, the denominator of which is 30 and the numerator of which is the participant's number of years of service up to 30.

     Messrs. Schulze, Abel, Gutierrez, Sutterer and Catani are participants in the Lamson & Sessions Plan with 17, 14, 8, 16 and 9 years of credited service, respectively, under the Lamson & Sessions Plan. The Company has entered into amended and restated SERPs with Messrs. Schulze and Abel. Messrs. Schulze and Abel will not be able to achieve thirty years of service on their normal retirement dates.

     The SERPs provide that the executive will receive, upon normal retirement, a supplemental retirement benefit equal to the difference between (i) the amount that would have been payable to the executive under the Lamson & Sessions Plan, without regard to any federal statutory limitation on the annual amount of benefits payable under the Lamson & Sessions Plan and the amount of compensation taken into account in calculating benefits under the Lamson & Sessions Plan, as if the executive had completed thirty years of service with the Company, and
(ii) the amount actually payable to the executive under the Lamson & Sessions Plan or under any other applicable plan for which the executive meets the eligibility requirements. The SERPs also provide for, among other things, disability benefits and benefits in the event the executive's employment with the Company is terminated under certain circumstances prior to retirement and in the event of the executive's death prior to retirement under certain circumstances.

AGREEMENTS WITH CERTAIN OFFICERS

     Lamson has entered into agreements with Messrs. Schulze, Abel, Gutierrez, Sutterer and Catani and four other executives (as amended, the "Executive Change-in-Control Agreements"), which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under circumstances involving a "change in control" (as defined in the Executive Change-in-Control Agreements) of the Company. The Executive Change-in-Control Agreements are intended to ensure continuity and stability of senior management of the Company.

     Each of the Executive Change-in-Control Agreements provides that, in the event of a "change in control" of the Company, the individual would continue employment with the Company in the individual's then current position for a term of three years for Mr. Schulze and two years for each of the other executives following the "change in control." Following a "change in control," the individual would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a "change in control" followed by (i) a significant adverse change in the nature or scope of the individual's duties or compensation, (ii) the individual's determination of being unable effectively to carry out the current duties and responsibilities, (iii) relocation of the individual's principal work location to a place more than fifty miles from the principal work location immediately prior to the "change in control," (iv) the liquidation, merger or sale of the Company (unless the new entity assumes the Executive Change-in-Control Agreement) or (v) a material breach of the Executive Change-in-Control Agreement, the individual would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of the then current base compensation and incentive compensation (based on historical experience). The individual would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in his Executive Change-in-Control Agreement. In the case of a "change in control," the Executive Change-in-Control Agreements also provide for protection of certain retirement benefits which would have been earned during the years for which severance was paid and reimbursement for any additional tax liability incurred as a result of excise taxes imposed or payments deemed to be attributable to the "change in control."

     The Executive Change-in-Control Agreements do not create employment obligations for the Company unless a "change in control" has occurred, prior to which time the Company and the individual each reserves the right to terminate the employment relationship. Both before and after the occurrence of a "change in control" the Company may terminate the employment of any of such individuals for "cause."

     The Company has established trust agreements pursuant to which amounts payable under the SERPs, the Executive Change-in-Control Agreements and certain expenses incurred by the officers in enforcing their rights under these arrangements, must be deposited by the Company in trust and expended by the trustee for such purposes. Such trusts are revocable, but upon the occurrence of certain "change in control" events affecting the Company, will become irrevocable. The trusts are currently nominally funded, but the Company is obligated to fund them fully upon the occurrence of the "change in control" events.

     The Company has also entered into Indemnification Agreements with each current member of the Board of Directors as well as each of the Company's executive officers. These agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or otherwise involved as a result of the individual's service as a member of the Board of Directors or as an officer if the individual's conduct that gave rise to such liability meets certain prescribed standards.

            GOVERNANCE, NOMINATING AND COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Governance, Nominating and Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors and has been delegated the responsibility of approving the cash and non-cash compensation of all executive officers of the Company and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans. No member of the Committee has interlocking relationships, reporting of which is required by applicable rules of the SEC.

     In administering the various executive compensation plans, the aim of the Committee is to attract and retain key executives critical to the long-term success of the Company, to create incentives for executives to achieve long-term strategic management objectives that enhance shareholder value, to provide a balance between annual and long-term forms of compensation and, above all, to ensure that total compensation is performance-oriented and related to Company goals and objectives, using measurable criteria to the extent possible.

     The Committee has considered the impact of Section 162(m) of the Code, which disallows a deduction to publicly-held companies for compensation paid to any executive officer whose compensation exceeds $1 million per year. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for compensation paid to any executive officer in 2004.

EXECUTIVE OFFICER BASE COMPENSATION

     Each executive officer's base salary is reviewed by the Committee at the time of the officer's annual performance review. The base salary is recommended to the Committee by the Chairman of the Board and Chief Executive Officer (the "Chairman") and falls within a salary range for each officer's job function that has been established by an independent executive compensation consultant, based, in part, on information collected by the consultant concerning compensation for executives with similar responsibilities at companies with comparable size and geographic location. Typically, salaries fall throughout the range and are not based on an arbitrary percentage of the highest salary within the range. In each case, the Committee reviews the recommendation of the Chairman and approves the salary only after making an independent assessment of the individual executive's performance.

     Mr. Schulze's compensation is based upon the same factors considered with regard to executive officer compensation generally. The components making up his 2004 compensation included base salary, short-term incentive compensation and stock options. Pursuant to the annual incentives established by the Committee, seventy-two percent of Mr. Schulze's base salary represents his target award, the achievement of which was contingent upon the attainment of specific financial performance goals. The Committee's award of stock options to Mr. Schulze under the 1998 Plan was based on the same methodology used to calculate the awards of options to other executive officers under the 1998 Plan and designed to further align Mr. Schulze's interests with those of other shareholders of the Company.

     In determining Mr. Schulze's compensation, the Committee considered the Company's performance. The Committee discusses and determines priorities with Mr. Schulze at the beginning of the year and discusses his performance with respect to these priorities periodically during the year and at the end of the year.

     Mr. Schulze is not present when the Committee reviews his performance and determines his compensation.

SHORT-TERM INCENTIVE COMPENSATION

     Target award levels are established annually by the Committee for each executive officer of the Company. In 2004, Mr. Schulze's award is based solely on the financial performance of the Company expressed in terms of earnings before interest, taxes, depreciation and amortization (EBITDA). Other executive officers' achievement of target awards is based 80 percent on the financial performance of the Company and 20 percent on the achievement of specific personal goals and objectives. In 2004, the Company's Short-Term Incentive Plan provided target award opportunities for executive officers that ranged from 42 to 72 percent of base salary, although amounts could vary above and below that range depending upon Company performance and individual accomplishment.

STOCK OPTIONS AND LONG-TERM INCENTIVE COMPENSATION

     The Committee also is charged with the responsibility of administering the 1998 Plan, under which stock options are granted to executive officers and other employees of the Company. The Committee believes that stock options align the interests of the executive officers with those of the shareholders, providing a way in which the executive officers can build a meaningful stake in the Company. Accordingly, the Committee has approved the implementation of stock ownership guidelines for the executive officers that are to be achieved over a fixed period of time. The guidelines are based on each executive officer's respective salary compensation level and they will be reviewed by the Committee at appropriate intervals.

     The Committee fixes the terms, vesting requirements and the size of the grants of stock options awarded to the executive officers without regard to the amount of options or the expiration dates of options already held by executive officers. The size of each grant is based on the duties, responsibilities, performance and experience of the executive officer and his anticipated contribution to the Company. Options granted to executive officers vest one-third on each anniversary over three years, with the number of shares vested in each year rounded to the nearest whole share.

     Because stock options under the 1998 Plan and grants under the Company's Long-Term Incentive Plan are both forms of long-term executive compensation, grants under both plans are generally considered at the same time. Awards under the Long-Term Incentive Plan are made in the form of performance units payable upon the achievement of three-year corporate goals, currently expressed in terms of financial performance. The Committee determines the goals under which these awards are made from year to year. The Committee did not approve the grant of performance units under the Company's Long-Term Incentive Plan to executive officers for 2004.

                                      GOVERNANCE, NOMINATING AND COMPENSATION
                                      COMMITTEE

                                                   D. Van Skilling,
                                                     Chairman                John C. Dannemiller
                                                   James T. Bartlett         A. Malachi Mixon, III
                                                   Francis H. Beam, Jr.

COMPANY STOCK PERFORMANCE

     The following performance graph compares the five-year cumulative return, including reinvestment of dividends, from investing $100 on December 31, 1999 in each of the Company's Common Shares, the Russell 2000 Index and Standard & Poor's Small Industrials Index.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                                    [GRAPH]

------------------------------------------------------------------------------------------------------------------
                                              12/99       12/00       12/01       12/02       12/03       12/04
------------------------------------------------------------------------------------------------------------------
 Lamson & Sessions                           100.00      215.38      107.69       66.05      118.36      186.67
------------------------------------------------------------------------------------------------------------------
 Russell 2000                                100.00       96.98       99.39       79.03      116.38      137.71
------------------------------------------------------------------------------------------------------------------
 Standard & Poor's Small Cap 600
 Industrials                                 100.00      119.23      123.66      110.30      147.34      184.18
------------------------------------------------------------------------------------------------------------------

     There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

                         CERTAIN BUSINESS RELATIONSHIPS

     During the past fiscal year, the Company, in the normal course of business, utilized the services of the law firm of Jones Day in which Mr. Coquillette is a partner. The Company plans to continue using the services of the firm in 2005.

DIRECTORS DEFERRED PLAN

     The Directors Deferred Plan provides Directors the opportunity to defer their annual retainers and meeting fees. Such deferred fees may be invested, at each Directors election, in either a money market fund or in Common Shares of the Company. If a Director elects to have this deferred compensation invested in Common Shares, the director will receive restricted shares, issued from the 1998 Plan, equivalent to 25% of the dollar amount deferred by the director.

EXECUTIVE OFFICERS DEFERRED PLAN

     The Executive Officers Deferred Plan provides designated executive officers and other key employees of the Company the opportunity to defer bonus compensation payable to them under the Company's annual incentive compensation program. Such deferred compensation is invested in deferred Common Shares of the Company. If a participant elects to have his or her bonus deferred, the Company will issue Restricted Shares under the 1998 Plan to such participant in the amount equal to 20% of the deferred annual incentive compensation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Lamson's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC, the NYSE and the Pacific Stock Exchange, and to provide Lamson with copies of such reports.

     Based solely on review of the copies of such reports furnished to the Company, or written representation that no forms were required to be filed, the Company believes that during the year ended January 1, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except: (i) on April 30, 2004, each of the following executive officers: James J. Abel, Norman E. Amos, Albert J. Catani, II, Eileen E. Clancy, Donald A. Gutierrez, Charles W. Hennon, John B. Schulze, Lori L. Spencer and Norman P. Sutterer, was awarded a stock option grant. Form 4s for these grants were not filed until August 6, 2004; (ii) on May 3, 2004, each of the following non-employee directors: James T. Bartlett, William H. Coquillette, John C. Dannemiller, George R. Hill, A. Malachi Mixon, III and D. Van Skilling, was awarded a stock option grant. Form 4s for these grants were not filed until July 23, 2004; and (iii) on May 3, 2004, each of the following non-employee directors: Francis H. Beam, Jr. and Martin J. Cleary, was awarded a stock option grant. Form 5s, reflecting their awards, were filed January 24, 2005.

                             AUDIT COMMITTEE REPORT

     The Board of Directors of the Company adopted a written Audit Committee Charter. All members of the Audit Committee are independent as required by the NYSE's current listing standards. The Committee met six times in 2004. The Audit Committee has implemented procedures through which it devotes the attention that it deems necessary and appropriate to carry out its responsibilities, during a fiscal year, in each of the matters assigned to it under the Audit Committee Charter, a copy of which is posted on the Company's Web site at www.lamson-sessions.com via the Investor Relations page.

     The Audit Committee has reviewed and discussed with the Company's management and Ernst & Young LLP ("Ernst & Young"), the Company's independent registered public accounting firm, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the fiscal year ended January 1, 2005, as well as quarterly financial statements all prior to their issuance. The Audit Committee has also discussed with the Company's independent registered public accounting firm the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications). The Committee's meetings include executive sessions with the Company's independent registered public accounting firm and with the Company's internal auditors, in each case without the presence of the Company's management.

     Among other things, the Committee also oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company's policies relating to legal and regulatory compliance, ethics, conflicts of interest and the Company's internal auditing process.

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Ernst & Young their independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Ernst & Young is compatible with maintaining their independence and has pre-approved all non-audit services.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2005, filed with the U.S. Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Francis H. Beam, Jr., Chairman
                                          Martin J. Cleary
                                          George R. Hill

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     For many years the firm of Ernst & Young in Cleveland, Ohio, has served as the independent registered public accounting firm to the Company. In February 2004, Ernst & Young was reappointed by the Board of Directors of the Company, on the recommendation of the Audit Committee, as the Company's independent registered public accounting firm for the fiscal year ended January 1, 2005. The Audit Committee has retained Ernst & Young for the Company's 2005 fiscal year. Representatives of Ernst & Young are expected to be present at the Company's Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent registered public accounting firm's responsibilities.

AUDIT FEES

     Fees for audit services totaled $615,020 in 2004 and $360,000 in 2003, including fees associated with the annual financial statement audit and reviews of the Company's quarterly reports on Form 10-Q and, in 2004, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

AUDIT-RELATED FEES

     Fees for audit-related services totaled $52,500 in 2004 and $11,500 in 2003. Audit-related services principally include accounting consultations. The Audit Committee approved one hundred percent of such fees in 2003 and 2004.

TAX FEES

     Fees for tax services, including tax compliance, tax advice and tax planning totaled $38,737 in 2004 and $37,025 in 2003. The Audit Committee approved one hundred percent of such fees in 2003 and 2004.

ALL OTHER FEES

     There were no other fees in 2003 or 2004 not included in the above totals.

                        AUDIT COMMITTEE FINANCIAL EXPERT

     The Board has determined that one member of the Audit Committee, Francis H. Beam, Jr., has the qualifications to be an "audit committee financial expert" as defined in the SEC's rules and regulations and also meets the standards of independence adopted by the SEC for membership on an audit committee.

                      AUDIT COMMITTEE PRE-APPROVAL POLICY

     The Audit Committee pre-approves, prior to engagement, all audit and non-audit services provided by the Company's independent registered public accounting firm and all fees to be paid for such services. The Audit Committee has pre-approved all audit services to be provided by the Company's independent registered public accounting firm related to the review of the Company's quarterly financial reports on Form 10-Q for the Company's 2005 fiscal year. All other services are considered and approved by the Audit Committee, on an individual basis, as such proposed engagements are presented to the Audit Committee.

         SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2006 must be received by the Company's Secretary at its principal office in Cleveland, Ohio, not later than December 1, 2005 for inclusion in the Company's Proxy Statement and Form of Proxy relating to the Annual Meeting of Shareholders in 2006. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the SEC.

     If a shareholder intends to present a proposal at the Company's 2006 Annual Meeting without inclusion of the proposal in the Company's proxy materials and written notice of the proposal is not received by the Company on or before February 14, 2006, proxies solicited by the Board of Directors will confer discretionary authority to vote on the proposal if presented at the meeting.

                                 CODE OF ETHICS

     The Company's Code of Corporate Conduct and Ethics that applies to its directors and associates, including the Company's principal executive officer, principal financial officer, principal accounting officer and any person performing a similar function with the Company is posted on the Company's Web site at www.lamson-sessions.com via the Investor Relations page. In addition, the Company will provide, free of charge to any person, a copy of the Code of Corporate Conduct and Ethics. Requests should be sent to: Secretary, The Lamson & Sessions Co., 25701 Science Park Drive, Cleveland, OH 44122. The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers of its Code of Corporate Conduct and Ethics by posting such information on its Web site at www.lamson-sessions.com via the Investor Relations page.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the Annual Meeting other than as herein presented. However, if any other matter is properly brought before the Annual Meeting, the persons appointed as proxies in the accompanying proxy will have discretion to vote or act hereon according to their best judgment.

     The Company's 2004 Annual Report, including financial statements, has been mailed contemporaneously with this Proxy Statement.

     By Order of the Board of Directors.

                                            /s/ James J. Abel
                                            JAMES J. ABEL
                                            Executive Vice President, Secretary,
                                            Treasurer and Chief Financial
                                            Officer

                                    --------------------------------------------
                                                 VOTE BY TELEPHONE
                                    --------------------------------------------
                                    Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone and follow the simple instructions to record your vote.


                                    --------------------------------------------
                                                  VOTE BY INTERNET
                                    --------------------------------------------
                                    Have your proxy card available when you
                                    access the Web site http://www.votefast.com and follow the simple instructions to record your vote.


                                    --------------------------------------------
                                                     VOTE BY MAIL
                                    --------------------------------------------
                                    Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253-9837.


----------------------      -----------------------      --------------------
  VOTE BY TELEPHONE            VOTE BY INTERNET               VOTE BY MAIL
Call TOLL-FREE using a      Access the WEB SITE and        Return your proxy
  Touch-Tone phone:              Cast your vote:          in the POSTAGE-PAID
   1-800-542-1160           http://www.votefast.com        envelope provided
----------------------      -----------------------       --------------------

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
  YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME
            ON APRIL 28, 2005 TO BE COUNTED IN THE FINAL TABULATION.

  IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

                            -----------------------

                               --

                            -----------------------
                     PROXY MUST BE SIGNED AND DATED BELOW.
         | PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. |
--------------------------------------------------------------------------------

                            [LAMSON & SESSIONS LOGO]
                            25701 Science Park Drive
                              Cleveland, Ohio 44122

The undersigned hereby appoints James J. Abel and Lori L. Spencer, and each of them, as proxies, each with the power to appoint a substitute. The undersigned hereby authorizes the proxies to represent and to vote, as designated on the reverse side, all the Common Shares of The Lamson & Sessions Co. held of record by the undersigned on March 3, 2005, at the Annual Meeting of Shareholders to be held on April 29, 2005 or any adjournment(s) thereof. This proxy is solicited on behalf of the Company's Board of Directors.

                                            ------------------------------------
                                            Signature(s)


                                            ------------------------------------
                                            Signature(s)


                                            Date:                         , 2005
                                                  ------------------------
                                            PLEASE SIGN EXACTLY AS NAME APPEARS.
                                            WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE, GUARDIAN,
                                            ETC., GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN
                                            CORPORATE NAME BY AUTHORIZED OFFICER
                                            AND GIVE TITLE. IF A PARTNERSHIP,
                                            PLEASE SIGN IN PARTNERSHIP NAME BY
                                            AUTHORIZED PERSON.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

         | PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. |
--------------------------------------------------------------------------------
LAMSON & SESSIONS                                                          PROXY
--------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS, WITH DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY BE BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

1. ELECTION OF CLASS III DIRECTORS

   Nominees:


    (01) James J. Abel   (02) A. Malachi Mixon, III   (03) John B. Schulze


[ ] FOR all nominees listed above              [ ] WITHHOLD AUTHORITY
    (except as listed to the contrary below)       for all nominees listed above

To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below:


--------------------------------------------------------------------------------

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)